[—] Shares

ARMADA HOFFLER PROPERTIES, INC.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

[—], 2013

[—], 2013

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose that the Company will issue and sell to Robert W. Baird & Co. Incorporated (“Baird”), Raymond James & Associates, Inc. (“Raymond James”), Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” and, together with Baird and Raymond James, the “Representatives”) and the several Underwriters named in Schedule I hereto (the “Underwriters”) [—] shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”).

The Transaction Entities also propose that the Company will issue and sell to the several Underwriters up to an additional [—] shares of common stock, par value $0.01 per share, of the Company (the “Additional Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

Substantially concurrently with or immediately prior to the Closing Date (as defined in Section 4), the Company will have completed the Formation Transactions (defined below) described in the Registration Statement (defined below), the Time of Sale Prospectus (defined below) and the Prospectus (defined below) under the captions “Prospectus Summary — Structure and Formation of Our Company” and “Structure and Formation of Our Company.” As part of these transactions, (i) the Underwriters will purchase the Shares and offer them in a public offering as contemplated hereunder (the “Offering”); (ii) the Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for common units of limited partnership interest in the Operating Partnership (the “OP Units”); (iii) pursuant to certain contribution agreements filed (or a form of which is filed) as an exhibit to the Registration Statement (the “Contribution Agreements”), the Operating Partnership will acquire, directly or indirectly, (a) interests in 22 office, retail and multifamily properties (the “Controlled Properties”), which are owned by certain entities and their consolidated subsidiaries owned and/or controlled by Daniel A. Hoffler and/or his affiliates (collectively, the “Predecessor”), (b) interests in one office property and one multifamily property (the “Acquired Properties” and, together with the Controlled Properties, the “Initial Properties,” which properties are identified on Schedule III hereto (which Schedule also identifies the percentage of the ownership interests in the Initial Properties that the Transaction Entities will directly or indirectly own upon completion of the Formation Transactions)), in both of which the Predecessor owns an equity interest, and (c) interests in the various development projects disclosed under the caption “Business and Properties — Our Identified Development Pipeline” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Development Properties,” which properties are identified on Schedule IV hereto; (iv) pursuant to a purchase agreement, dated as of [—], 2013 and filed (or a form of which is filed) as an exhibit to the Registration Statement (the “Purchase Agreement”), the Operating Partnership will agree to acquire a 197-unit multifamily property located in Newport News, Virginia, upon the satisfaction of certain conditions, including completion of the project’s construction; (v) pursuant to an option agreement, dated as of [—], 2013 and filed (or a form of which is filed) as an exhibit to the Registration Statement (the “Option Agreement”), the Operating Partnership will acquire options to purchase seven parcels of developable land (the “Option Properties”) owned and/or controlled by the Predecessor, as disclosed under the caption “Business and Properties — Option Properties” in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (vi) pursuant to an asset purchase agreement, dated as of [—], 2013 and filed (or a form of which is filed) as an exhibit to the Registration Statement (the “Construction Contribution Agreement”), Armada Hoffler Construction Company and Armada Hoffler Construction Company of Virginia will transfer to AHP Holding, Inc., a Virginia corporation that is wholly owned by the Operating Partnership (the “Construction Company”), certain assets of their construction business (the “Construction Business”), as described under the caption “Business and Properties — Our Third-Party Construction Business” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including construction contracts in progress; (vii) pursuant to an agreement, dated as of [—], 2013 and filed (or a form of which is filed) as an exhibit to the Registration Statement (the “Asset Management Contribution Agreement” and, together with the Contribution Agreements, the Purchase Agreement, the Option Agreement and the Construction Contribution Agreement, the “Acquisition Agreements”), the owners of the asset management business of Armada Hoffler Holding Co. and its affiliates (the “Asset Management Business”), as described under the caption “Business and Properties — Asset and Property Management” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will transfer certain assets to the Operating Partnership; (viii) pursuant to a representation, warranty and indemnity agreement, dated as of [—], 2013 and filed (or a form of which is filed) as an exhibit to the Registration Statement (the

“Representation, Warranty and Indemnity Agreement” and together with this Agreement, the Acquisition Agreements and the Operating Partnership Agreement (as defined in Section 2), the “Formation Transaction Agreements”); (ix) the Transaction Entities will repay approximately $[—] million of debt and other obligations related to the acquired properties, including applicable prepayment costs, exit fees and defeasance costs of $[—] million; and (ix) the Company will adopt a cash and equity-based incentive award plan and other incentive plans for its directors, officers, employees and consultants (the foregoing transactions, as more particularly described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are referred to herein as the “Formation Transactions”).

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (registration no. 333-187513), including a form of prospectus, relating to the Shares. The registration statement, as of any time, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement” as of such time. The “Registration Statement” without reference to a time means the Registration Statement as of the time it is declared effective by the Commission. If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Act a final prospectus (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act. The term “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement immediately prior to such time or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, that omits certain information as permitted by Rule 430A(a). The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or

prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means     :     p.m. (Eastern Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act. As used herein, “Section 5(d) Communication” means any oral or written communication that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Shares; “Written Section 5(d) Communication” means any written communication (within the meaning of Rule 405 under the Securities Act) by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Shares; and “Permitted Section 5(d) Communication” means any Section 5(d) Communication specifically authorized and approved by the Company to be made by the Representatives.

The Company has also prepared and filed, in accordance with Section 12 of the Exchange Act, a registration statement on Form 8-A (file no.                     ) to register the Common Stock under Section 12(b) or (g) of the Exchange Act, as applicable.

For purposes of this Agreement, the terms “Subsidiary” or “Subsidiaries” shall mean each of the entities listed on Exhibit 21 to the Registration Statement, which comprise all of the subsidiaries of the Company and the Operating Partnership upon completion of the Formation Transactions.

1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and any post-effective amendment has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect; to the Company’s knowledge no proceedings for such purpose have been instituted or are pending before or threatened by the Commission; and the Company has complied with any request made by the Commission for additional or supplemental information.

(b) The Preliminary Prospectus, as amended or supplemented, filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rules 424, 430A or 430C under the Securities Act). The Preliminary Prospectus, the Prospectus and any amendment or supplement thereto (including any prospectus wrapper) prepared in connection with the Offering, at their respective issue dates, at the Closing Date and at each Option Closing Date, if any, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, the Prospectus or such amendment or supplement, as the case may be, are distributed in connection with such offering.

(c) (i) The Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) at no time during the period that begins on the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the Securities Act (including without limitation the requirements of Section 10 of the Securities Act); (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and, if applicable, each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) the Prospectus (including any Prospectus wrapper), as of the date it is filed with the Commission pursuant to Rule 424(b), at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation the requirements of Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus (including any Prospectus wrapper) or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the name of each Underwriter and the number of Shares each Underwriter has agreed to purchase as set forth in the table following the first paragraph and the sixth, seventh, thirteenth, fourteenth, fifteenth and sixteenth paragraphs of the “Underwriting” section of the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriter Information”).

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Representatives before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act; and, to the knowledge of the Transaction Entities, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.

(e) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f) The Shares are approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance. To the knowledge of the Transaction Entities, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as has been disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(g) The Company has been duly incorporated, is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, has the corporate power and authority to own and lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Transaction Entities and the Subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or the Formation Transactions (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “material adverse effect”).

(h) The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, has the full limited partnership power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect. The Company, immediately following the Formation Transactions, will be the sole general partner of the Operating Partnership. At the Closing Time, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), in the form filed as an exhibit to the Registration Statement, will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Registration Statement and the Prospectus, assuming no exercise of the Underwriter’s overallotment option to purchase the Additional Shares. Additionally, to the extent any portion of such overallotment option is exercised subsequent to the Closing Date, the Company will contribute the net proceeds from the sale of the Additional Shares to the Operating Partnership in exchange for a number of OP Units equal to the number of Additional Shares issued. The Company will own all of its outstanding OP Units free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) Each Subsidiary has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, all of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, are owned or will be owned directly or indirectly by the Operating Partnership, free and clear of all security interests, liens, mortgages, encumbrances, pledges, equities, claims, restrictions or other defects of any kind (collectively, “Liens”), have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. On the Closing Date, immediately after the consummation of the Formation Transactions, the Operating Partnership will be the only subsidiary of the Company that meets the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(j) The Company has the corporate power and authority to execute and deliver this Agreement and the Formation Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and such Formation Transaction Agreements and consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken.

(k) The Operating Partnership has the limited partnership power and authority to execute and deliver this Agreement and the Formation Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder, and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and such Formation Transaction Agreements and consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken.

(l) Each Subsidiary other than the Operating Partnership has the corporate, limited partnership or limited liability company, as applicable, power and authority to execute and deliver the Formation Transaction Agreements to which each is a party and to perform its obligations thereunder, and all corporate, limited partnership or limited liability company action required to be taken by or on behalf of each Subsidiary for the due and proper authorization, execution and delivery by each said Subsidiary of such Formation Transaction Agreements to which each is a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly taken.

(m) This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(n) The Formation Transaction Agreements to which each of the Transaction Entities and their respective Subsidiaries is a party have been duly authorized by each of the Transaction Entities and each such Subsidiary, as applicable, and have been, or at the Closing Date will be, duly executed and delivered by each of the Transaction Entities. The Formation Transaction Agreements to which each of the Transaction Entities and their respective Subsidiaries is a party are, or at the Closing Date will be, valid and binding agreements of the Transaction Entities and each such Subsidiary, as applicable, enforceable against the Transaction Entities and each such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws related to creditors’ rights and general principles of equity and except as rights to indemnification and contribution thereunder may be limited by applicable laws or policies underlying such law. Each Formation Transaction Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Description of the Partnership Agreement of Armada Hoffler, L.P.,” “Description of Capital Stock,” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal or tax matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal and tax matters, agreements, documents or legal or governmental proceedings in all material respects.

(p) The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefits or equity incentive plans referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(q) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of Common Stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock of the Company (including OP Units), (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company, and (iv) the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase shares of Common Stock or any other securities of the Company pursuant to an equity-based compensation plan or otherwise.

(r) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(s) The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to or in violation of any preemptive or similar rights of any securityholder of the Company. Upon payment of the purchase price and issuance and delivery of the Shares to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all Liens. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement (the “Charter”) and Bylaws of the Company and the requirements of the NYSE.

(t) The OP Units to be issued by the Operating Partnership in connection with the Formation Transactions have been duly authorized by the Operating Partnership and its general partner, and, when issued in accordance with the provisions of the applicable Formation Transaction Agreements, will be validly issued and fully paid, and the issuance of such OP Units will not be subject to or in violation of any preemptive or similar rights of any partner of the Operating Partnership. The issuance and sale by the Operating Partnership of the OP Units in connection with the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws. The terms of the OP Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(u) Neither the execution and delivery by each of the Transaction Entities of, nor the performance by each of the Transaction Entities of its respective obligations under, this Agreement or the Formation Transaction Agreements will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of the Transaction Entities or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under: (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their respective properties or other assets; (ii) the Charter or Bylaws of the Company, the Certificate of Limited Partnership and the Operating Partnership Agreement or similar organizational documents of any Subsidiary; or (iii) any contract, agreement (including any contracts or agreements related to the Construction Business and the Asset Management Business), obligation, covenant or instrument or any term condition or provision thereof to which the Transaction Entities or any Subsidiary or any of their respective properties or other assets is subject or bound, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, lien impositions or defaults that would not, individually or in the aggregate, have a material adverse effect. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries.

(v) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by the Transaction Entities or any of the Subsidiaries in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby or by the Formation Transaction Agreements or otherwise in connection with the consummation of the Formation Transactions, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any

Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the approval of the Shares for listing on the NYSE, or (iv) under the FINRA Conduct Rules.

(w) There are no actions, suits, claims, inquiries, investigations or proceedings pending or, to the knowledge of the Transaction Entities, threatened or contemplated to which the Transaction Entities or any of the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which, if resolved adversely to the Transaction Entities or any of the Subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described or which would, singly or in the aggregate, result in a material adverse effect. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(x) Neither the Transaction Entities nor any of the Subsidiaries are, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y) No securities or loans issued by either of the Transaction Entities or their respective Subsidiaries are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(z) Ernst & Young LLP is an independent registered public accounting firm with respect to the Transaction Entities as required by the Securities Act, related regulations and the Public Company Accounting Oversight Board.

(aa) The financial statements of the Armada Hoffler Properties, Inc. Predecessor (the “Predecessor”) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the

Predecessor as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Predecessor for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The balance sheet of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, presents fairly in all material respects the financial position of the Company at the dates indicated; said balance sheet has been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with GAAP. The selected financial and operating data and the summary pro forma and operating data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Predecessor included therein. All pro forma financial statements or data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Transaction Entities and the Subsidiaries. The statements of certain revenues and expenses of the Acquired Properties included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 under the Exchange Act with respect to real estate operations acquired or to be acquired. There are no financial statements (historical or pro forma) or related schedules that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required. Neither the Transaction Entities nor any of the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, Time of Sale Prospectus and the Prospectus. All disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act, to the extent applicable.

(bb) All statistical or market-related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(cc) Each of the Transaction entities and their respective Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a material adverse effect. Each of the Transaction Entities and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a material adverse effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a material adverse effect. Neither of the Transaction Entities nor the Subsidiaries have received any notice and each has no knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect.

(dd) Each of the Transaction Entities and their respective Subsidiaries and their respective Initial Properties or other assets (i) have been and are in compliance with any and all Environmental Laws (as hereinafter defined); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws (collectively, “Environmental Permits”); and (iii) are in compliance with all terms and conditions of any and all Environmental Permits, except in the case of clauses (i), (ii) and (iii) as would not have a material adverse effect either individually or in the aggregate. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, seeping or disposing (including without limitation the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant) (collectively “Release”) of any Hazardous Materials (as hereinafter defined) at, on, to, beneath or from the Initial Properties, the Development Properties or other assets owned by the Transaction Entities or the Subsidiaries that would have a material adverse effect either individually or in the aggregate. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the

Prospectus, there are no tanks or other vessels used to store Hazardous Materials at, on or beneath any of the Initial Properties, the Development Properties or other assets owned by the Transaction Entities or the Subsidiaries that would have a material adverse effect either individually or in the aggregate.

(ee) Except as (x) otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (y) would not have a material adverse effect either individually or in the aggregate, neither of the Transaction Entities nor the Subsidiaries, nor any of their Initial Properties, the Development Properties or other assets: (i) have any liability under, and there are no costs or liabilities associated with, any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of any Initial Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); (ii) have at any time Released at, to, or from any location, or otherwise handled, stored or dealt with, Hazardous Materials or any other material or substance as would cause the Transaction Entities or the Subsidiaries to incur any liability or would require disclosure or notification pursuant to any Environmental Law; (iii) intend to use the Initial Properties, the Development Properties or other assets owned by the Transaction Entities or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) have received notice of, and each is otherwise unaware of, any Release of Hazardous Materials at, to, or from any location from which such Hazardous Materials could affect the Initial Properties, the Development Properties or other assets owned by either of the Transaction Entities or the Subsidiaries; (v) have received any notice of, or have any knowledge of any occurrence or circumstance, and there is no occurrence or circumstance, that would give rise to any claim by any federal, state, local, municipal or other administrative, regulatory, governmental or quasigovernmental authority (a “Governmental Authority”) or any third party under or pursuant to any applicable Environmental Law or common law with respect to the Initial Properties, the Development Properties or other assets described in the Registration Statement, the Time of Sale Prospectus and Prospectus, or arising out of the conduct of the Transaction Entities or the Subsidiaries. None of the Initial Properties, the Development Properties or any other assets currently owned by the Transaction Entities or any of the Subsidiaries is included or proposed for inclusion, on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any Governmental Authority, and to the knowledge of the Transaction Entities and the Subsidiaries there is no basis for including the Initial Properties, the Development Properties or any other assets currently owned by either of the Transaction Entities or the Subsidiaries on any such list. To the knowledge of the Transaction Entities and the Subsidiaries, there have been, and are, no (i) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (ii) asbestos or asbestos containing materials, (iii) lead-based paints, (iv)

dry-cleaning facilities, or (v) wet lands, in each case in, on, under or adjacent to any Initial Property or other assets owned by either of the Transaction Entities or the Subsidiaries the existence of which has had or reasonably could have a material adverse effect.

(ff) As used herein, “Hazardous Material” shall include any chemical, substance, material or waste that is flammable, ignitable, explosive, corrosive, reactive, radioactive, hazardous, or toxic or that can be described with words of similar meanings, and shall include without limitation PCBs, asbestos, oil, petroleum and petroleum products, mold and any other chemical, substance, material or waste regulated by any Environmental Law. As used herein an “Environmental Law” shall include any federal, state or local law, ordinance, statute, rule or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, any regulations promulgated pursuant to any of the foregoing and any other analogous or similar laws or regulations from any Governmental Authority having or claiming jurisdiction over the Transaction Entities or the Subsidiaries, or the Initial Properties and other assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership, as the case may be, and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership, as the case may be, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(hh) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(ii) Upon completion of the Formation Transactions, (i) each of the Transaction Entities and the Subsidiaries will have fee simple title or a valid leasehold interest to all of the Initial Properties and other assets described in the Registration Statement, Time of Sale Prospectus and Prospectus as owned or leased by the Transaction Entities or the Subsidiaries, in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not, singly or in the aggregate, have a material adverse effect, materially affect the value of such Initial Properties or materially interfere with the use made and proposed to be made of such Initial Properties by the Transaction Entities or any of the Subsidiaries; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein and neither the Transaction Entities nor any of the Subsidiaries are in default under any such Lien except for such defaults that would not have a material adverse effect; (iii) to the knowledge of the Transaction Entities, all of the leases (including ground leases) and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, relating to the Initial Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are in full force and effect (with such exceptions as do not materially interfere with the use made or proposed to be made of any Initial Property by the Transaction Entities), and neither of the Transaction Entities has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Transaction Entities or any such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) neither the Transaction Entities nor the Subsidiaries are in violation of any municipal, state or federal law, rule or regulation concerning the Initial Properties or any part thereof which violation would have a material adverse effect; (v) each of the Initial Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a material adverse effect; (vi) neither of the Transaction Entities has received from any Governmental Authority any notice of any condemnation proceedings of or zoning change materially affecting the Initial Properties or any part thereof, and neither of the Transaction Entities knows and each is otherwise unaware of any such condemnation proceedings or zoning change which is threatened and which if consummated would have a material adverse effect or would otherwise materially affect the use or value of any of the Initial Properties or the Development Properties; (vii) except as otherwise described in the Registration Statement, Time of Sale Prospectus and Prospectus or as has not been waived by the holder, no tenant under any of the leases at the Initial Properties has a right of first refusal to purchase the premises demised under such lease; and (viii) neither of the Transaction Entities nor any of their respective Subsidiaries or, to the knowledge of either of the Transaction Entities, any lessee of any of the Initial Properties is in default under any of the leases governing the Initial Properties and none of the Transaction Entities or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a material adverse effect.

(jj) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the mortgages and deeds of trust encumbering the Properties to be owned or leased by the Transaction Entities or any Subsidiary upon completion of the Formation Transactions are not convertible into equity interests in the respective Property nor will the Transaction Entities, the Subsidiaries, or any person affiliated therewith, hold a participating interest therein, and (ii) such mortgages and deeds of trust are not crossdefaulted or cross-collateralized to any Property not owned, directly or indirectly, by the Transaction Entities or any Subsidiary.

(kk) Upon completion of the Formation Transactions, each of the Transaction Entities and the Subsidiaries will own or possess all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither of the Transaction Entities has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Transaction Entities and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Transaction Entities and the Subsidiaries therein. Neither the Transaction Entities nor the Subsidiaries have infringed or are infringing upon the intellectual property of a third party, and neither the Operating Partnership nor the Subsidiaries have received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(ll) No material labor dispute with the employees of the Transaction Entities or any of their respective Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Transaction Entities, is imminent. Neither of the Transaction Entities has received any notice and each is otherwise unaware of any existing, threatened or imminent labor disturbance by the employees of any of its contractors or subcontractors that could have a material adverse effect on the Transaction Entities or their respective Subsidiaries, taken as a whole. Neither of the Transaction Entities nor their respective Subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

(mm) The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Initial Properties to be owned or leased upon completion of the Formation Transactions, covering such risks and in such amounts as are commercially reasonable for the assets to be owned or leased by them and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and to the knowledge of the Operating Partnership and the Subsidiaries, such title insurance is in full force and effect.

(nn) The Transaction Entities and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged; neither of the Transaction Entities nor any of the Subsidiaries have been refused any insurance coverage sought or applied for; and neither of the Transaction Entities nor any of the Subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(oo) Except as otherwise would not have a material adverse effect, the buildings, structures and equipment owned by the Transaction Entities and the Subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound; to the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Initial Property over duly dedicated streets or perpetual easements of record benefiting the applicable Initial Property. To the knowledge of the Transaction Entities, each of the Initial Properties has legal access to public roads and all other roads necessary for the use of each of the Initial Properties.

(pp) Each of the Transaction Entities and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (including such certificates, authorizations and permits related to the Construction Business), and neither the Transaction Entities nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(qq) Except as would not have a material adverse effect, upon completion of the Formation Transactions, neither the Operating Partnership nor the Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company, from making any other distribution on the OP Units, from repaying to the Company any loans or advances made to the Operating Partnership or any Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership or the Subsidiaries to the Company, the Operating Partnership or any other Subsidiary of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(rr) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares that would have a material adverse effect.

(ss) Each of the Transaction Entities and the Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has timely requested extensions thereof (“Returns”), except for any failures to file that, individually or collectively, would not result in a material adverse effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or that, individually or collectively, would not result in a material adverse effect. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except for any such audits or investigations that, individually or collectively, would not result in the assessment of material taxes.

(tt) Throughout the period from its formation through the date hereof, the Operating Partnership and each Subsidiary that has been formed as a partnership or a limited liability company for state law purposes has been properly classified either as a partnership or as a disregarded entity for federal income tax purposes and has not been subject to taxation as an association or a “publicly traded partnership” (within the meaning of Section 7704(b) of the Code) taxable as a corporation for federal income tax purposes. The Company does not know of any event that would cause or is likely to cause the Operating Partnership or any Subsidiary formed as a partnership or limited liability company for state law purposes to cease being classified as either a disregarded entity or a partnership for federal income tax purposes, and the Company does not know of any event that would cause or is likely to cause the Operating Partnership or any Subsidiary to be treated as a corporation, an association taxable as a corporation or a publicly traded partnership for federal income tax purposes.

(uu) Commencing with the Company’s short taxable year ending December 31, 2013, the Company will be organized and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code and the Company will elect to be taxed as a REIT under the Code effective for its short taxable year ending December 31, 2013. The proposed method of operation of the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

(vv) Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability. Neither the Transaction Entities nor any of the Subsidiaries have incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which the Transaction Entities or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a material adverse effect.

(ww) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against either of the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

(xx) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with.

(yy) The Company (i) has taken all necessary actions to ensure that, within the time period required, the Transaction Entities and the Subsidiaries will maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the rules and regulations of the Commission under the Exchange Act) and (ii) currently maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. Except as described in the Registration Statement and the Time of Sale Prospectus, since the Company’s incorporation, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(zz) The Company has established and maintains a system of “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 of the rules and regulations of the Commission under the Exchange Act); such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(aaa) Neither of the Transaction Entities nor the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by either of the Transaction Entities or the Subsidiaries or, to the knowledge of the Transaction Entities, any other party to any such contract or agreement.

(bbb) There are no business relationships or related-party transactions involving the Transaction Entities, any of the Subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which have not been described as required.

(ccc) The Company is not and, to the knowledge of the Transaction Entities, no director, officer, agent, employee or affiliate of either of the Transaction Entities or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities and the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA in all material respects. The Transaction Entities and the Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA.

(ddd) The operations of the Transaction Entities and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Transaction Entities or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(eee) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(fff) Neither of the Transaction Entities nor the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ggg) From the time of initial confidential submission of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(hhh) The Company (a) has not engaged in any Testing-the-Waters Communications and (b) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communications” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the

Securities Act. The Company has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

(iii) The Transaction Entities intend to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell [—] Shares to the several Underwriters at a price of $[—] per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to issue and sell up to [—] Additional Shares to the Underwriters at the Purchase Price, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased by the Underwriters solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[—] per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[—] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow a concession, not in excess of $[—] per share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in Washington, DC against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on [—], 2013, or at such other time on the same or such other date, not later than [—], 2013, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in Washington, DC against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [—], 2013, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Transaction Entities contained in this Agreement or in certificates of any officer of the Company or the general partner of the Operating Partnership delivered pursuant to the provisions hereof are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that each of the Transaction Entities has performed their respective covenants and obligations required to be performed prior to the Closing Date and each Option Closing Date, if any, and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any:

(i) none of the securities of the Transaction Entities or any Subsidiary shall have been rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii) there shall not have occurred any adverse change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Transaction Entities and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representatives’ judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus (a “Material Adverse Change”);

(iii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither of the Transaction Entities nor the Subsidiaries has incurred any liabilities or obligations, direct or contingent (including off-balance sheet obligations), or entered into any transactions that are material to the Transaction Entities or their respective Subsidiaries, taken as a whole;

(iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither of the Transaction Entities has purchased any class of the Company’s outstanding capital stock or OP Units of the Operating Partnership, nor declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock (in the case of the Company), OP Units (in the case of the Operating Partnership), or other form of ownership interests, as applicable; and

(v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Transaction Entities or the Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, to the effect that there has been no Material Adverse Change and that the representations and warranties of the Transaction Entities contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, as through expressly made on the Closing Date or the Option Closing Date, as the case may be, that each of the Transaction Entities has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and as to such other matters as the Representatives may reasonably request, and that no proceedings or examination to suspend the effectiveness of the Registration Statement have been instituted or, to the knowledge of such officers, threatened.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Hunton & Williams LLP, outside counsel for the Transaction Entities, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto, and the negative assurance letter of Hunton & Williams LLP dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-2 hereto. In rendering such opinion, Hunton & Williams LLP, may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and the Subsidiaries and of public officials. The opinion of Hunton & Williams LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received on the Closing Date or the Option Closing Date, if any, an opinion of Hunton & Williams LLP, tax counsel for the Transaction Entities, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Venable LLP, Maryland counsel for the Company dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit C attached hereto.

(f) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Faggert & Frieden, P.C., Virginia counsel for the Company dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit D attached hereto.

(g) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Bass, Berry & Sims PLC, may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and the Subsidiaries and of public officials and (ii) rely as to matters involving the application of the laws of the state of Maryland upon the opinion of Venable LLP.

(h) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered by Ernst & Young LLP on the Closing Date, which shall reaffirm the statements made in the letter delivered by Ernst & Young LLP on the date hereof, shall use a “cut-off date” not earlier than the date hereof.

(i) The Registration Statement, including any Rule 462 Registration Statement, shall have become effective. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the satisfaction of counsel to the Underwriters. The Prospectus containing the information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to Rule 430A(b) shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(j) The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between Baird and certain officers and directors of the Company, each of whom is listed on Schedule V hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Baird on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Shares shall have been approved for listing on the NYSE subject to official notice of issuance.

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and each Option Closing Date, if any, prevent the issuance or sale of the Shares. No injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and each Option Closing Date, if any, prevent the issuance or sale of the Shares.

(n) Substantially concurrently with or immediately prior to the Closing Date, the Formation Transactions shall have been consummated in accordance with the respective terms of the Formation Transaction Agreements and as disclosed in the Registration Statement and the Time of Sale Prospectus.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including certificates of officers of the Transaction Entities, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

6. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenant with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, [—] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Eastern Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(c) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d) To advise the Representatives promptly (i) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, (ii) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (iii) of the receipt of any comments from the Commission, (iv) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, or (v) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the

Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(h) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(i) Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) To use its best efforts to effect and maintain the listing of the Shares on the NYSE.

(l) During the period beginning on the date of the Underwriting Agreement and continuing to and including 180 days after the date of the Prospectus, and without the prior written consent of the Representatives with the authorization to release the lock-up letter on behalf of the Underwriters, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including OP Units), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including OP Units), or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, the Company may file a registration statement on Form S-8 registering shares of common stock that may be issued pursuant to the Company’s 2013 Equity Incentive Plan at any time following the date of the Underwriting Agreement without obtaining the consent of the Representatives. The restrictions contained in this subsection shall not apply to (i) the Shares to be sold hereunder, (ii) the grant of options to purchase shares of Common Stock or the issuance of other awards pursuant to the Company’s equity incentive plans under the terms of such plans in effect on the date hereof, provided any options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, (iii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Representatives have been advised in writing, (iv) the issuance of OP Units in connection with the Formation Transactions or the acquisition of additional properties. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(m) To prepare, if the Representatives so request, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(n) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Securities Act.

(o) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(q) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(r) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 6(m) above.

(t) The Company will use its best efforts to qualify and elect to be taxed as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter and will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the board of directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

(u) Each of the Transaction Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are then in effect.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Transaction Entities, jointly and severally, agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Operating Partnership’s counsel and the Company’s and the Operating Partnership’s accountants in connection with the registration and delivery of the Shares under the

Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum not to exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, which shall not exceed $10,000, incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, which shall not exceed $10,000, in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of each of the Transaction Entities hereunder for which provision is not otherwise made in this Section.

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Transaction Entities will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

8. Indemnity and Contribution. (a) Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Transaction Entities shall not be liable under this Section 8(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information. The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any Underwriter or to its selling agents or each person, if any, who controls any Underwriter.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein is the Underwriter Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Operating Partnership, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, the Operating Partnership and such directors, officers and control persons of the Company or the Operating Partnership, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Transaction Entities and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of each of the Transaction Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Transaction Entities, their respective officers, their respective directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Global Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 7. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Entire Agreement. (a) This Agreement represents the entire agreement between the Transaction Entities, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Transaction Entities acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Transaction Entities or any other person; (ii) the Underwriters owe the Transaction Entities only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Transaction Entities. The Transaction Entities waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations law).

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Robert W. Baird & Co. Incorporated

1717 K Street NW, Suite 910

Washington, D.C. 20007

Facsimile: (202) 303-1850

Attention: Jeffrey F. Rogatz

with a copy to:

Legal Department

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Fax: (414) 298-7800

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Facsimile: (727) 567-8274

Attention: ECM General Counsel

Stifel, Nicolaus & Company, Incorporated

501 N. Broadway, 9th Floor

St. Louis, Missouri 63102

Facsimile: (314) 342-2104

Attention: Chad M. Gorsuch

in each case, with a copy to:

Bass, Berry & Sims PLC

100 Peabody Place, Suite 900

Memphis, Tennessee 38103

Facsimile: (888) 543-4644

Attention: John A. Good, Esq.

and if to the Company shall be delivered, mailed or sent to:

Armada Hoffler Properties, Inc.

222 Central Park Avenue, Suite 2100

Virginia Beach, Virginia 23462

Facsimile: (757) 424-2513

Attention: Louis S. Haddad

with a copy to the Company’s counsel at:

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Facsimile: (804) 343-4580

Attention: David C. Wright, Esq.

Very truly yours,

ARMADA HOFFLER PROPERTIES, INC.

By:
Name:
Title:

ARMADA HOFFLER, L.P.

By:	Armada Hoffler Properties, Inc., its general partner

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Acting severally on behalf of themselves and

the several Underwriters named in

Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:
Name:
Title:

By:	Raymond James & Associates, Inc.

By:
Name:
Title:

By:	Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
Oppenheimer & Co. Inc.
BB&T Capital Markets, a divisions of BB&T Securities, LLC
Janney Montgomery Scott LLC
Wunderlich Securities, Inc.

Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated [—], 2013

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[Bona fide electronic road show]

4.	[orally communicated pricing information to be included below on this Schedule II if a final term sheet is not used, including the following:] [to be discussed]

[Number of Shares to be Sold: [—]

Offering size: $[—]

Estimated net proceeds to the Company (after underwriting discounts and commissions and offering expenses): $[—]

Price per share: $[—]

Underwriting discount and commissions per share: $[—]

Trade date: [—], 2013

Closing date: [—], 2013]

SCHEDULE III

Initial Properties	Location	Percentage Owned by Transaction Entities Following Formation Transactions
Office Properties
Armada Hoffler Tower	Virginia Beach, VA	[	—]%
One Columbus	Virginia Beach, VA	[	—]%
Two Columbus	Virginia Beach, VA	[	—]%
Virginia Natural Gas	Virginia Beach, VA	[	—]%
Richmond Tower	Richmond, VA	[	—]%
Oyster Point	Newport News, VA	[	—]%
Sentara Williamsburg	Williamsburg, VA	[	—]%

Retail Properties
Bermuda Crossroads	Chester, VA	[	—]%
Broad Creek Shopping Center	Norfolk, VA	[	—]%
Courthouse 7-Eleven	Virginia Beach, VA	[	—]%
Gainsborough Square	Chesapeake, VA	[	—]%
Hanbury Village	Chesapeake, VA	[	—]%
North Point Center	Durham, NC	[	—]%
Parkway Marketplace	Virginia Beach, VA	[	—]%
Harrisonburg Regal	Harrisonburg, VA	[	—]%
Dick’s at Town Center	Virginia Beach, VA	[	—]%
249 Central Park Retail	Virginia Beach, VA	[	—]%
Studio 56 Retail	Virginia Beach, VA	[	—]%
Commerce Street Retail	Virginia Beach, VA	[	—]%
Fountain Plaza Retail	Virginia Beach, VA	[	—]%
South Retail	Virginia Beach, VA	[	—]%
Tyre Neck Harris Teeter	Portsmouth, VA	[	—]%

Multifamily
Smith’s Landing	Blacksburg, VA	[	—]%
The Cosmopolitan	Virginia Beach, VA	[	—]%

SCHEDULE IV

Development Properties	Location
Office Properties
Main Street Office	Virginia Beach, VA
Brooks Crossing	Newport News, VA

Retail Properties
Sandbridge Commons	Virginia Beach, VA
Greentree Shopping Center	Chesapeake, VA

Multifamily
Main Street Apartments	Virginia Beach, VA
Jackson Street Apartments	Durham, NC

SCHEDULE V

LIST OF INDIVIDUALS SUBJECT TO LOCK-UP

Daniel A. Hoffler

A. Russell Kirk

John W. Snow

George F. Allen

James A. Carroll

James C. Cherry

Louis S. Haddad

Anthony P. Nero

Eric E. Apperson

Shelly R. Hampton

Michael P. O’Hara

John C. Davis

Alan R. Hunt

W. Christopher Harvey

Eric L. Smith

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

A-1

EXHIBIT B

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

B-1

EXHIBIT C

FORM OF MARYLAND OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

C-1

EXHIBIT D

FORM OF VIRGINIA OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(f)

D-1

EXHIBIT E

[FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS AND DIRECTORS]

[—], 2013

ROBERT W. BAIRD & CO. INCORPORATED

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”) and certain other managing underwriters to be named in the prospectus relating to the Public Offering (defined below) (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including the Managers, of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days (subject to extensions discussed below) after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including units of limited partnership interest in the Operating Partnership (“OP Units”)), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, OP Units or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b)

E-1

transfers of shares of Common Stock or any security convertible into Common Stock (including OP Units) as a bona fide gift, (c) transfers, by will or intestate succession or otherwise to the undersigned’s family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, (d) distributions of shares of Common Stock or any security convertible into Common Stock (including OP Units) to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (including OP Units). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If the Public Offering does not close for any reason, including a decision by either the Company or the underwriters not to proceed with the Public Offering, this lock-up agreement shall terminate.

Very truly yours,

(Name)

(Address)

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